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                        CONTINUING GUARANTY (Unlimited)
                    (For Consumer or Business Transactions)

Dated October 15, 1998

     GUARANTY. For value received, and to induce The Ziegler Companies, Inc. of West Bend, Wisconsin ("Lender"), to extend credit or to grant or continue other credit accommodations to PMC International, Inc. ("Debtor"), the undersigned jointly and severally guarantee payment of the Obligations defined below when due or, to the extent not prohibited by law, at the time any Debtor becomes the subject of bankruptcy or other insolvency proceedings. "Obligations" means all loans, drafts, overdrafts, checks, notes, and all other debts, obligations and liabilities of every kind and description, whether of the same or a different nature, arising out of credit previously granted, credit contemporaneously granted or credit granted in the future by Lender to any Debtor, to any Debtor and another, or to another guaranteed or endorsed by any Debtor. Obligations include interest and charges and the amount of payments made to Lender or another by or on behalf of any Debtor which are recovered from Lender by a trustee, receiver, creditor or other party pursuant to applicable federal or state law, and to the extent not prohibited by law, all costs, expenses and attorneys' fees at any time paid or incurred before and after judgement in endeavoring to collect all or part of any of the above, or to realize upon this Guaranty, or any collateral securing any of the above, including those incurred in successful defense or settlement of any counterclaim brought by Debtor or the undersigned or incident to any action or proceeding involving Debtor or the undersigned brought pursuant to the United States Bankruptcy Code. Unless a lien would be prohibited by law or would render a nontaxable account taxable, the undersigned grant to Lender a security interest and lien in any deposit account any of the undersigned may at any time have with Lender. Lender may, at any time after the occurrence of an event of default and notice and opportunity to cure, if required by (S)425.105, Wis. Stats., set-off any amount unpaid on the Obligations against any deposit balances any of the undersigned may at any time have with Lender, or other money now or hereafter owed any of the undersigned by Lender. This Guaranty is also secured (to the extent not prohibited by law) by all existing and future security agreements between Lender and any of the undersigned and by any mortgage stating it secures guaranties of any of the undersigned. This Guaranty is valid and enforceable against the undersigned even though any Obligation is
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invalid or unenforceable against any Debtor.

     WAIVER. To the extent not prohibited by law the undersigned expressly waive notice of the acceptance of this Guaranty, the creation of any present or future Obligation, default under any Obligation, proceedings to collect from any Debtor or anyone else, all diligence of collection and presentment, demand, notice and protest and any right to disclosures from Lender regarding the financial condition of any Debtor or guarantor of the Obligations or the enforceability of the Obligations. No claim, including a claim for reimbursement, subrogation, contribution or indemnification which any of the undersigned may, as a guarantor of the Obligations, have against a co-guarantor of any of the Obligations or against any Debtor shall be enforced nor any payment accepted until the Obligations are paid in full and no payments to or collections by Lender are subject to any right of recovery.

     CONSENT. With respect to any of the Obligations, Lender may from time to time before or after revocation of this Guaranty without notice to the undersigned and without affecting the liability of the undersigned (a) surrender, release, impair, sell or otherwise dispose of any security or collateral for the Obligations, (b) release or agree not to sue any guarantor or surety, (c) fail to perfect its security interest in or realize upon any security or collateral, (d) fail to realize upon any of the Obligations or to proceed against any Debtor or any guarantor or surety, (e) renew or extend the time of payment, (f) increase or decrease the rate of interest or the amount of the Obligations, (g) accept additional security or collateral, (h) determine the allocation and application of payments and credits and accept partial payments,
(i) determine what, if anything, may at any time be done with reference to any security or collateral, and (j) settle or compromise the amount due or owing or claimed to be due or owing from any Debtor, guarantor or surety, which settlement or compromise shall not affect the undersigned's liability for the full amount of the unpaid Obligations. The undersigned expressly consent to and waive notice of all of the above. To the extent not prohibited by law, the undersigned consent that venue for any legal proceeding relating to the collection of this Guaranty shall be, at Lender's option, the county in which Lender has its principal office in this state, the county in which any of the undersigned resides or the county in which this Guaranty was executed by the undersigned.

     PERSONS BOUND. This Guaranty benefits Lender, its successors and assigns, and binds the undersigned, their respective heirs, personal representatives, successors and
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assigns.

     ENTIRE AGREEMENT. This Guaranty is intended by the undersigned and Lender as a final expression of this Guaranty and as a complete and exclusive statement of its terms, there being no conditions to the full effectiveness of this Guaranty. This Guaranty may not be supplemented or modified except in writing. This Guaranty includes additional provision on the reverse side.

NOTICE TO GUARANTOR

     You are being asked to guarantee the past, present and future Obligations of Debtor. If Debtor does not pay, you will have to. You may also have to pay collection costs. Lender can collect the Obligations from you without first trying to collect from Debtor or another guarantor.

     For Wisconsin Married Residents Only: Each guarantor who signs above represents that this obligation is incurred in the interest of his or her marriage or family.

X                                           X
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ADDITIONAL PROVISIONS

REPRESENTATIONS. The undersigned acknowledge and agree that Lender (a) has not made any representations or warranties with respect to, (b) does not assume any responsibility to the undersigned for, and (c) has no duty to provide information to the undersigned regarding, the enforceability of any of the Obligations or the financial condition of any Debtor or guarantor. The undersigned has independently determined the creditworthiness of Debtor and the enforceability of the Obligations and until the Obligations are paid in full will independently and without reliance on Lender continue to make such determinations.

REVOCATION. This is a continuing guaranty and shall remain in full force and effect until Lender receives written notice of its revocation signed by the undersigned or actual notice of the death of the undersigned. Upon revocation by written notice or actual notice of death, this Guaranty shall continue in full force and effect as to all renewal, extension or increase in the interest rate of any such Obligation, whether made before or after revocation, shall constitute an Obligation contracted for or incurred before revocation. Obligations contracted for or incurred before revocation shall also include credit extended after revocation pursuant to commitments made before revocation. Revocation by one of the undersigned shall not affect any of the liabilities or obligations of any of the other undersigned and this Guaranty shall continue in full force and effect with respect to them.

X  PMC Investment Services, Inc.(Seal)     X              (Seal)
   By: /s/ C.R. Tucker
   555 17th Street, 14th Floor
   Denver, Colorado 80202
       (Address)                               (Address)


ACKNOWLEDGEMENT
STATE OF COLORADO)
COUNTY OF DENVER)ss.
This instrument was acknowledged before me on October 15, 1998, by C.R. Tucker (as Chief Executive Officer of PMC Investment Services, Inc.)
/s/ Donna Jean Flemming
Notary Public, Denver County, CO
My Commission (Expires) (Is) 10/12/2002